EXHIBIT 3

                                  PERDIGAO S.A.
                             CNPJ 01.838.723/0001-27
                                 PUBLIC COMPANY

            MINUTES OF THE 1A/2004 ORDINARY AND EXTRAORDINARY GENERAL
                              SHAREHOLDERS MEETING

          (As a summary, according to the article 130, paragraph 1(0), of law number 6.404/76)

DATE, PLACE AND TIME: April 6th, 2004, at 1:30 p.m., at Av. Escola Politecnica, 760, Sao Paulo, SP. QUORUM: Shareholders representing 89.81% of voting capital, 56.56% of preferred shareholders and 68.98% of total capital. There were also Mr. Luciano Carvalho Ventura, representing the Fiscal Council; Mr. Luiz Carlos Passetti; representing Ernst Young Auditores Independentes S/S, the independent public accountants. CALL FOR EXTRAORDINARY GENERAL SHAREHOLDERS MEETING:
Published in Diario Oficial - SP and Gazeta Mercantil newspapers, on March 2nd, 3rd and 4th, 2004. FINANCIAL STATEMENTS TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS, DECEMBER 31, 2003: Published in Diario Oficial - SP and Gazeta Mercantil - SP newspapers on March 2nd, 2004. ON MOTION: Eggon Joao da Silva, Chairman, and Ney Antonio Flores Schwartz, Secretary. AGENDA: 1. To examine and vote upon the Management Report, Financial Statements, as well as other documents referring to the fiscal year ended on 12/31/03, and to deliberate upon the destination of earnings and ratify the distribution of interest over company capital to shareholders, as per the deliberation of the Board of Directors; 2. Ratify the nomination of Member of the Board of Directors carried out by the Board of Directors Meeting. 3. Elect the Fiscal Council. 4. To set the monthly and global management compensation; RESOLUTIONS ADOPTED: 1. Approved the Financial Statements, as well as other documents referring to the fiscal year ended on 12/31/03 and the destination of Net Profits for the 2003 Fiscal Year as follows: Fiscal Year Net Profit destined R$ 128,663,065.16 for the counts: Legal Reserve R$ 6,433,153.26, Dividends: calculated based on interest over company capital: R$ 36,000,000.00, Reserve for capital increase R$ 25,732,613.03, Reserve for expansion R$ 60,497,298.87. 2. Confirmed the deliberation of the Board of Directors of 12.15.2003, in respect to the distribution of interest over company capital to shareholders, in the amounts of R$ 36,000,000.00, R$ 0.80883 per share, corresponding to 29.5% of the net profit adjusted pursuant to Article 202 of Law 6,404/76, in accordance to mandatory minimum dividend. 3. Ratified the nomination of Member of the Board of Directors carried out by the Board of Directors Meeting realized on 8.22.2003 and 3.26.2004; 4) The Fiscal Council, with mandate until the Annual Ordinary General Meeting of 2005, was elected as follows: representing the preferential shareholders, MR. LUCIANO CARVALHO VENTURA, Brazilian, married, economist, CPF number 018.153.854-72, RG number 8.174.870-SSP-SP, resident and domiciled in Sao Paulo, State of Sao Paulo; representing the minority shareholders, MR. GERD EDGAR BAUMER, Brazilian, married, business administrator, CPF number 005.721.609-68, RG number 2/R71.449/SSP-SC, resident and domiciled in Jaragua do Sul, State of Santa Catarina; representing the controller shareholders, MR. VANDERLEI MARTINS, Brazilian, divorced, economist, CPF number 720.647.738-00, RG


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number 6396459, resident and domiciled in Sao Paulo, State of Sao Paulo; MR.
ALMIR DE SOUZA CARVALHO, Brazilian, married, certified accountant, CPF number 022.398.687-91, RG CRC-RJ 9022, resident and domiciled in Rio de Janeiro, State of Rio de Janeiro; MR. MARCOS ANTONIO CARVALHO GOMES, Brazilian, married, systems analyst, CPF number 406.623.817-34, RG 03590938-1, resident and domiciled in Rio de Janeiro, State of Rio de Janeiro; MR. CLAUDIO VILAR FURTADO, Brazilian, married, economist, CPF number 090.109.807-82, CRE number 23.685-3, resident and domiciled in Sao Paulo, State of Sao Paulo; MR. DIMAS TARCISIO VANIN, Brazilian, married, lawyer, CPF number 290.799.009-82, RG number 438.860, resident and domiciled in Jaragua do Sul, State of Santa Catarina; MR. LUIS JUSTINIANO DE ARANTES FERNANDES, Brazilian, married, lawyer, CPF number 086.127.918-20, RG number 8144162, resident and domiciled in Brasilia, Distrito Federal; MR. MAURICIO DA ROCHA WANDERLEY, Brazilian, married, economist, CPF number 001.911.777-92, RG number 07562152-4-IFP-RJ, resident and domiciled in Niteroi, State of Rio de Janeiro; MR. JOSE DIAS DA SILVA, Brazilian, married, economist, CPF number 508.071.887-00, RG 04175508-3, resident and domiciled in Niteroi, State of Rio de Janeiro. 5. Approved the Managers' compensation for the current year, in the global and monthly amount of up to R$ 160,000.00. To further approve an extra compensation for the month of December/2004, in the amount corresponding to one monthly fee. Minimum amount fixed forecast in law of 10% of average compensation of each manager as compensation for members of Fiscal Council. DOCUMENTS ARCHIVED IN THE COMPANY: 1. Capital Budget; 2. Granted power-of-attorney instruments. TERMINATION: Upon draft of this minute, which was dully read and approved, it was signed by the authorized representatives attending the meeting. Sao Paulo, State of Sao Paulo, April 6th, 2004. The publishing of this minute without the signatures of the shareholders attending the meeting is authorized in accordance to Article number 129, Paragraph 2o of Law number 6,404/76. Eggon Joao Da Silva, Chairman; Ney Antonio Flores Schwartz, Secretary; Previ - Caixa de Previdencia dos Funcionarios do Banco do Brasil; Petros - Fundacao Petrobras de Seguridade Social; Fundacao de Assistencia e Previdencia Social do BNDES - FAPES; Fund. Vale do Rio Doce de Seg. Social - VALIA; Fundacao Sistel de Seguridade Social; Weg S.A.; Real Grandeza - Fundacao de Previdencia e Assistencia Social; Previ-Banerj (under liquidation); Eggon Joao da Silva; Weg Participacoes S.A.; Eggon Joao da Silva Administradora; Luciano Carvalho Ventura; Fundo Fator Sinergia - Fdo. Mutuo de Invest. Em Acoes
- Carteira Livre; Fundo Fator Sinergia II - FIA; Fundo de Investimento em Acoes Plural Jaguar; Fundo Plural Balanceado FIF; Fundo IRAI Fundo de Investimento; Fator Marajo FIA; Fundo de Investimentos em Acoes Guararapes; Elo FIA; Perdigao Sociedade de Previdencia Privada - PSPP; Adriane Cristina dos Santos; Fundo Bradesco Templeton; IP Participacoes FIA; IP Participacoes Institucional FIA; IP Green Exclusivo FIA; IP Selecao I Exclusivo FIA; Hatteras LLC; The Master Trust Bank of Japan; Teacher Retirement System of Texas; Joao Miyashiro; Amadeu Zamboni Neto; Bruno Levacov. (I certify that this Minute is an identical copy of the original Minute of the Ordinary and Extraordinary General Shareholders Meeting of the Company (pages 66 to 69 of Book 1).

Ney Antonio Flores Schwartz
Secretary